Exhibit 10.2

AMENDMENT NO. 1 TO
ASSET PURCHASE AGREEMENT

AMENDMENT NO. 1 (this “Amendment”) to Asset Purchase Agreement (as defined below), dated as of November 27, 2002, by and among COUNSEL SPRINGWELL COMMUNICATIONS LLC, a Delaware limited liability company (“Counsel LLC”), WORLDXCHANGE CORP., a Delaware corporation (“WorldxChange”), COUNSEL CORPORATION, an Ontario corporation (“Counsel Corp.”), and RSL COM U.S.A., INC., a Delaware corporation (“Seller”).

RECITALS

WHEREAS, Counsel LLC and Seller are parties to that certain Asset Purchase Agreement, dated March 25, 2002 (the “Asset Purchase Agreement”), whereby Seller agreed to sell, and Counsel LLC agreed to purchase and assume from Seller, the Assets and Assumed Liabilities relating to the Business (“Asset Purchase”), in accordance with sections 105(a), 363(b) and 365 and other applicable provisions of the Bankruptcy Code and pursuant to an order of the Bankruptcy Court dated May 23, 2003 (the “Sale Order”);

WHEREAS, pursuant to Section 12.4 (Assignment) of the Asset Purchase Agreement, Counsel LLC assigned (the “Assignment”) its rights and obligations under the Asset Purchase Agreement to WorldxChange with effect as of the date the motion for the Sale Order was filed (the “Assignment Date”), and WorldxChange has accepted such Assignment; provided, that, notwithstanding the Assignment, Counsel LLC remains jointly and severally liable with such WorldxChange for Counsel LLC’s obligations under the Asset Purchase Agreement;

WHEREAS, the Counsel Entities have agreed to certain undertakings with respect to payment of the Purchase Price;

WHEREAS, the parties to the Asset Purchase Agreement have agreed to certain amendments thereto, such agreement to be evidenced by this Amendment;

WHEREAS, this Amendment is “Amendment No. 1” to the Asset Purchase Agreement; and

WHEREAS, this Amendment shall be subject to an order of the Bankruptcy Court, in accordance with Sections 105(a), 363(b) and 365 and other applicable provisions of the Bankruptcy Code, as provided in an order substantially in the form attached hereto as Exhibit E, authorizing the Seller to enter into this Amendment and to consummate the transactions contemplated hereby (the “Restructured Sale Approval Order”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

1.             Definitions; Interpretation.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement.  The term “Amendment,” as used herein, shall include the Exhibits attached hereto.  Terms herein which are capitalized and italicized shall be understood to refer to Sections and Exhibits, as the case may be, of the Asset Purchase Agreement.

2.             Exhibits and Schedules.  The form of Management Agreement, form of Note, Side Letter Agreement and form of Subordination Agreement attached hereto as Exhibits A, B, C and D, shall be added to the Asset Purchase Agreement as Exhibits E, F, G and H, respectively.

3.             Amendments to Certain Sections of the Asset Purchase Agreement.  The Asset Purchase Agreement shall be amended as follows, such amendments to take effect, unless otherwise specified in this Amendment,  on the date hereof:

(a)           Defined Terms.

(i)            The terms “Purchaser” and “WorldxChange” shall be deleted from existing Section 1.1 (Defined Terms) in their entirety and the following inserted in lieu thereof:

““Purchaser” shall have the meaning set forth in the first paragraph of this Agreement; provided, however, that on and after the Assignment Date such term shall include, jointly and severally, WorldxChange, as assignee pursuant to Section 12.4.”

““WorldxChange” shall mean WorldxChange Corp., a Delaware corporation and subsidiary of Counsel LLC.”

(ii)           The following additional terms shall be added to existing Section 1.1 (Defined Terms):

““Counsel Corp.” shall mean Counsel Corporation, an Ontario corporation.”

““Counsel Entities” shall mean, collectively, Counsel LLC, WorldxChange and Counsel Corp.”

““Counsel LLC” shall mean Counsel Springwell Communications LLC, a Delaware limited liability company.

““Management Agreement” shall mean the Management Agreement in the form of Exhibit E, among the Seller, WorldxChange and Counsel LLC.”

““Note” shall mean the Promissory Note in the principal amount of $3,000,000 in the form of Exhibit F, by Counsel LLC and WorldxChange in favor of Seller.”

““Side Letter Agreement” shall mean the Letter Agreement attached hereto as Exhibit G, between the Seller and WorldxChange.”

““Subordination Agreement” shall mean the Subordination Agreement attached hereto as Exhibit H, among the Counsel Entities and Seller.”

(iii)          The term Assets, as defined in existing Section 1.1 (Defined Terms) shall be hereby amended to include the Carrier Identification Code “1010946”.

(b)           Purchase and Sale.

(i)            Existing Section 2.2 (Purchase Price) shall be deleted in its entirety and the following inserted in lieu thereof:

“2.2.        Purchase Price.  In payment for the Assets, the Purchaser shall pay, or cause to be paid, to the Seller, $13,000,000 (the “Purchase Price”), comprised of $10,000,000 in cash, plus the Note; provided, that the parties hereto mutually agree that the application of Section 2.3 has resulted in a $2,500,000 downward adjustment of the cash portion of the Purchase Price (e.g., to $7,500,000) to be paid at the Closing, as provided in Section 10.8.”

(ii)           Existing Section 2.3(d) (Post-Closing Adjustments to Purchase Price) shall be deleted in its entirety and the following inserted in lieu thereof:

“(d) If the application of Section 2.3(c) shall result in a computed downward adjustment to the Purchase Price of more than $2,650,000, the Seller shall pay to the Purchaser by wire transfer of immediately available funds within three (3) Business Days of such determination, an amount equal to the difference between (x) the Purchase Price less (y) the sum of the Final Purchase Price and $150,000.  If the application of Section 2.3(c) shall result in a computed downward adjustment to the Purchase Price of less than $2,350,000, the Purchaser shall pay to Seller by wire transfer of immediately available funds within three (3) Business Days of such determination, an amount equal to the difference between (x) the Final Purchase Price less (y) the sum of the Purchase Price and $150,000.  For example, and without limiting the generality of the foregoing, if the downward adjustment to the Purchase Price based on the application of Section 2.3(c) shall result in a computed downward adjustment (x) of $2,750,000 (e.g., the Final Purchase Price is equal to $10,250,000), Seller shall pay $100,000 to Purchaser in accordance with the provisions of this Section 2.3(d), (y) of $2,250,000 (e.g., the Final Purchase Price is equal to $10,750,000), Purchaser shall pay $100,000 to Seller in accordance with the provisions of this Section 2.3(d), or (z) falling between $2,350,000 (e.g., the Final Purchase Price is equal to $10,650,000) and $2,650,000 (e.g., the Final Purchase Price is equal to $10,350,000) (inclusive), no additional payments shall be made between Seller and Buyer in connection with a Purchase Price adjustment.”

(c)           Mutual Release.  On the Closing Date, existing Article VIII (Indemnification) shall be deleted in its entirety and replaced by the following:

“ARTICLE VIII

MUTUAL RELEASE

8.1.          Release by Seller.  Seller forever and irrevocably releases and discharges the Counsel Entities and their respective directors, officers, shareholders, partners, principals, affiliates, agents, successors and assigns (all the foregoing being referred to herein as the “Counsel Releasees”) from any and all actions, causes of action, suits, proceedings, indemnities, liabilities, losses, bills, covenants, contracts, agreements, promises, damages, judgments, obligations, awards, penalties, fines, claims and/or demands whatsoever of every kind and character, whether arising in equity, at common law or by statute, that the Seller ever had, now has or hereafter can, shall or may have against the Counsel Releasees, or any one or more of them, related to, arising out of, based upon, resulting from or in any way connected with, directly or indirectly, this Agreement or the transactions contemplated hereby, except for the transactions contemplated by Section 2.3, and each of the Note, the Side Letter Agreement, the Management Agreement and the Subordination Agreement.  The Seller will not, directly or indirectly, in its own name or through another, commence any action, litigation, suit, arbitration or other proceeding, or assert any claim or demand, against any one or more of the Counsel Releasees in any manner arising out of or in connection with any subject matter for which the release and discharge set forth in this Section 8.1 is given.

8.2.          Release by Counsel Entities.  Each of the Counsel Entities forever and irrevocably releases and discharges the Seller and its directors, officers, shareholders, partners, principals, affiliates, agents, successors and assigns (all the foregoing being referred to herein as the “Seller Releasees”) from any and all actions, causes of action, suits, proceedings, indemnities, liabilities, losses, bills, covenants, contracts, agreements, promises, damages, judgments, obligations, awards, penalties, fines, claims and/or demands whatsoever of every kind and character, whether arising in equity, at common law or by statute, that any of the Counsel Entities ever had, now has or hereafter can, shall or may have against the Seller Releasees, or any one or more of them, related to, arising out of, based upon, resulting from or in any way connected with, directly or indirectly, this Agreement or the transactions contemplated hereby, except for the transactions contemplated by Section 2.3, and each of the Note, the Side Letter Agreement, the Management Agreement and the Subordination Agreement. The Counsel Entities will not, directly or indirectly, in its own respective names or through another, commence any action, litigation, suit, arbitration or other proceeding, or assert any claim or demand, against any one or more of the Seller Releasees in any manner arising out of or in connection with any subject matter for which the release and discharge set forth in this Section 8.2 is given.

8.3.          Survival.  The provisions of this Article VIII shall survive the Closing.”

(d)           Conditions to the Purchaser’s Obligations.

(i)            Existing Section 9.3 (No Injunction) shall be deleted in its entirety and the following shall be inserted in lieu thereof:

“9.3.        No Injunction.  There shall not be any statute, rule or regulation, enjoining or prohibiting the consummation of the Closing and no court of competent jurisdiction shall have issued, and there shall have not been commenced and be continuing any action by any Governmental Entity seeking, any order, decree or ruling enjoining or prohibiting the consummation of the Closing.  Notwithstanding the foregoing, in no event shall the failure to obtain any of the Regulatory Requirements constitute a condition to the Purchaser’s obligations under this Agreement to consummate the Closing.”

(ii)           The following additional Sections shall be added to existing Article IX (Conditions to the Purchaser’s Obligations):

“9.8.        No Casualty.  Since November 27, 2002, there shall not have occurred any significant casualty, damage or destruction (“Casualty”) to any of the fixed assets included in the Assets which has resulted in an inability of the Seller to materially service its customers. “

9.9.          Execution of Other Agreements. Each of the Note, the Side Letter Agreement, the Management Agreement and the Subordination Agreement shall have been duly executed and delivered by each of the respective parties thereto.”

(e)           Conditions to the Seller’s Obligations.

(i)            Existing Section 10.3 (No Injunction) shall be deleted in its entirety and the following shall be inserted in lieu thereof:

“10.3.      No Injunction. There shall not be any statute, rule or regulation, enjoining or prohibiting the consummation of the Closing and no court of competent jurisdiction shall have issued, and there shall have not been commenced and be continuing any action by any Governmental Entity seeking, any order, decree or ruling enjoining or prohibiting the consummation of the Closing.  Notwithstanding the foregoing, in no event shall the failure to obtain any of the Regulatory Requirements constitute a condition to the Seller’s obligations under this Agreement to consummate the Closing.”

(ii)           The following additional Section shall be added to existing Article X (Conditions to the Seller’s Obligations):

“10.8.      Payment of Purchase Price; Execution of Other Agreements.  The cash portion of the Purchase Price shall have been paid to the Seller, and each of the Note, the Side Letter Agreement, the Management Agreement and the Subordination Agreement shall have been duly executed and delivered by each of the respective parties thereto.”

(f)            Method of Termination.  Existing Section 11.1 (Methods of Termination) deleted in its entirety and the following shall be inserted in lieu thereof:

“11.1       Method of Termination.  This Agreement may be terminated by mutual written agreement of the Seller and the Purchaser prior to the Closing Date”

(g)           Survival.  Existing Section 12.2 (Survival) shall be deleted in its entirety and the following shall be inserted in lieu thereof:

“12.2       Survival.  Except for (a) the provisions set forth in Articles II (Purchase and Sale), VIII (Mutual Release) and XII (Miscellaneous), which shall survive the Closing; and (b) Sections 6.4 (Essential Services), 6.9 (Allocation of Purchase Price) and 6.13 (Further Assurances), which shall survive for ninety (90) days following the Closing,  the statements, certifications, representations and warranties made hereby by the parties to this Agreement, and their respective covenants, agreements and obligations to be performed pursuant to the terms hereof, shall not survive, and shall terminate and be of no further effect following the Closing Date; provided, however, that nothing herein contained shall modify or be construed to modify in any respect whatsoever or limit the duration of any covenant, agreement or obligation to be performed by any party hereto after the Closing Date pursuant to the provisions of this Agreement.”

4.             Certain Undertakings Regarding Payment of Purchase Price.  The Counsel Entities hereby irrevocably and unconditionally undertake and agree to be jointly and severally liable to the Seller for the due and punctual payment in full of the cash portion of the Purchase Price (including, but not limited to, any adjustments pursuant to Section 2.3(c) and 2.3(d) of the Asset Purchase Agreement (Post-Closing Adjustments to Purchase Price)) when the same shall become due and payable in accordance with the appropriate provisions of the Asset Purchase Agreement.  In addition, each of the Counsel Entities hereby unconditionally and irrevocably waives any defenses it may now or hereafter have in any way relating to its obligations under this Section 4, except for the provisions of Section 2.3(c) and 2.3(d) of the Asset Purchase Agreement (Post-Closing Adjustments to Purchase Price) and the conditions to Closing specified in Sections 9.3 (No Injunction), 9.6 (Bankruptcy Court Approval), 9.8 (No Casualty)

and 9.9 (Execution of Other Agreements) of the Asset Purchase Agreement.  Except with respect to the undertakings and agreements as to payment of the cash portion of the Purchase Price as provided for in this Section 4, nothing in this Section 4 shall affect any other statement, certification, representation, warranty, covenant or agreement of, or obligation to be performed by, any of the Counsel Entities, whether individually or collectively, pursuant to the terms of the Asset Purchase Agreement, as amended by this Amendment.  The provisions of this Section 4 shall survive the Closing.

5.             Conduct of Business.

(a)           The Purchaser shall perform the management of the Business related to the Non-transferred Assets in a professional manner and in accordance with applicable professional or industry standards throughout the Term (as defined in the Management Agreement) of the Management Agreement and with at least the same level of service provided by Seller immediately prior to the Closing Date.

(b)           The Purchaser shall conduct the Business in a professional manner and in accordance with applicable professional or industry standards throughout the Measurement Period, as defined in the Note, and with at least the same level of service provided by Seller immediately prior to the Closing Date.

(c)           This provisions of this Section 5 shall survive Closing.

6.             Limited Covenant Waiver.  The parties hereto agree to waive and give no effect any breach by Seller of any of the covenants set forth in Article VI (Covenants) as any such breach may exist as of the date hereof, including, but not limited to any breaches by the Seller of those covenants set forth in Sections 6.1 (Access) and 6.3 (Conduct of Business) of the Asset Purchase Agreement.

7.             Limited Waiver of Closing Conditions.

(a)           Purchaser expressly waives application of all conditions to Closing set forth in Article IX (Conditions to the Purchaser’s Obligations) except for those conditions set forth in Sections 9.3 (No Injunction), 9.6 (Bankruptcy Court Approval), 9.8 (No Casualty) and 9.9 (Execution of Other Agreements) of the Asset Purchase Agreement.

(b)           Seller expressly waives application of all conditions to Closing set forth in Article X (Conditions to the Seller’s Obligations) except for payment of the Purchase Price in accordance with Section 2.2 (Purchase Price) of the Asset Purchase Agreement (including issuance of the Note) and those conditions set forth in Sections 10.3 (No Injunction), 10.7 (Bankruptcy Court Approval) and 10.8 (Payment of Purchase Price; Execution of Other Agreements) of the Asset Purchase Agreement.

8.             Obligation to Satisfy Certain Payroll Obligations.  Except with respect to any Assumed PTO (as defined in the Side Letter Agreement), which shall be treated as an Assumed Liability for purposes of the Closing Statement, the Sellers shall, up to and including the Closing Date, satisfy all accrued payroll obligations owing to the Accepting Employees in accordance with the Seller’s standard payroll procedures and policies in effect as of the date of this

Amendment, and the parties agree that such accrued payroll obligations shall not be treated as Assumed Liabilities for purposes of the Closing Statement.

9.             Bankruptcy Court Approval. This Amendment shall only become effective if (a) the Restructured Sale Approval Order shall have been entered by the Bankruptcy Court and such Restructured Sale Approval Order shall have not been stayed, modified, reversed or amended in any manner adverse to the parties hereto and (b) each of the parties hereto shall have received from the Bankruptcy Court all other orders, approvals and consents required to transfer the Assets and the Assumed Liabilities and to consummate the transactions contemplated by this Amendment, and each of the parties hereto shall have received evidence thereof satisfactory to it and its counsel.

10.           Closing.  The parties hereto shall use their commercially reasonable best efforts to effectuate the Closing as soon as practicable after the execution of this Amendment; provided, however, that unless otherwise agreed in writing by the parties to this Amendment, if the Closing shall not have occurred by December 12, 2002, this Amendment shall automatically terminate, become void and have no further force and effect, and the rights and obligations of the Purchaser and the Seller with respect to the Asset Purchase shall be governed by the original terms of the Asset Purchase Agreement with such effect as if the parties shall have never entered into this Amendment.

11.           Continued Existence.  Counsel Corp. represents and warrants that it currently has no intention to commence, or cause either Counsel LLC or WorldxChange to commence, a voluntary case under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law, as now hereinafter in effect. The provisions of this Section 11 shall survive the Closing.

12.           Continued Effect.  Except for the amendments to the Asset Purchase Agreement provided for in this Amendment, all terms, provisions, covenants, representations, warranties, agreements and conditions set forth in the Asset Purchase Agreement remain in full force and effect and shall not be deemed to be waived, modified or amended hereby.

13.           Governing Law.  Section 12.13 (Governing Law; Jurisdiction) of the Asset Purchase Agreement is hereby incorporated by reference into, and shall apply with equal force to, this Amendment.  The provisions of this Section 13 shall survive the Closing.

14.           Counterparts.  This Amendment may be executed in counterparts, which together shall constitute one and the same Amendment.  The parties may execute more than one copy of the Amendment, each of which shall constitute an original.

IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of the date first above written.

COUNSEL SPRINGWELL COMMUNICATIONS LLC

By:
Allan Silber, Chairman

WORLDXCHANGE CORP.

By:
David Boillot, Secretary

COUNSEL CORPORATION

By:
Allan Silber, Chairman and Chief Executive Officer

RSL COM U.S.A., INC.

By:
Michael Marino, President and Chief Executive Officer